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                             POWER OF ATTORNEY FOR

                       REGISTRATION STATEMENT ON FORM S-4

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Robert F.X. Sillerman and Howard J. Tytel and each of them, as attorneys-in-fact for the undersigned (with full power of substitution and resubstitution), for and in the name, place and stead of the undersigned, individually and in the capacities stated below, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, a Registration Statement on Form S-4 (the "Registration Statement"), for the purpose of registering the SFX Entertainment, Inc. offer to exchange its 9 1/8% Senior Subordinated Notes due 2008 for all its outstanding 9 1/8% Senior Subordinated Notes due 2008 and any and all amendments, supplements and exhibits to any such Registration Statement, including post-effective amendments, and any and all documents required to be filed with any state securities regulating board or commission pertaining to such Registration Statement or securities covered thereby, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.

Director of:

AKG, Inc.
American Broadway, Inc.
Atlanta Concerts, Inc.
Ardee Festivals N.J., Inc.
Ardee Productions, Ltd.
Beach Concerts, Inc.
BGP Acquisition, LLC
BG Presents, Inc.
Bill Graham Enterprises, Inc.
Bill Graham Management, Inc.
Bill Graham Presents, Inc.
Broadway Concerts, Inc.
Concerts, Inc.
Connecticut Amphitheater Development Corp.
Connecticut Concerts, Incorporated
Connecticut Performing Arts, Inc.
Connecticut Performing Arts Partners
Conn Ticketing Company
Contemporary Group Acquisition Corp.
Deer Creek Amphitheater Concerts, Inc.
Deer Creek Amphitheater Concerts, LP
Delsener/Slater Enterprises, Ltd.
Dumb Deal, Inc.
Entertainment Performing Arts, Inc.
Exit 116 Revisited, Inc.
Festival Productions, Inc.
Fillmore Corporation
Fillmore Fingers, Inc.
FPI Concerts, Inc.
GSAC Partners
In House Tickets, Inc.
Irving Plaza Concerts, Inc.
Murat Center Concerts, Inc.
Murat Center Concerts, LP
NOC, Inc.
Northeast Ticketing Company
Old PCI, Inc.
PACE AEP Acquisition, Inc.
PACE Amphitheater Management, Inc.
PACE Amphitheaters, Inc.
PACE Bayou Place, Inc.
PACE Communications, Inc.
PACE Concerts GP, Inc.
PACE Concerts, Ltd.
PACE Entertainment Corporation
PACE Entertainment GP Corp.
PACE Entertainment Group, Ltd.
PACE Milton Keynes, Inc.
PACE Motor Sports, Inc.
PACE Music Group, Inc.
PACE Productions, Inc.
PACE Theatrical Group, Inc.
PACE Touring, Inc.
PACE U.K. Holding Corporation
PACE Variety Entertainment, Inc.
Pavilion Partners
PEC, Inc.
Polaris Amphitheater Concerts, Inc.
PTG-Florida, Inc.
QN Corp.
SFX Broadcasting of the Midwest, Inc.
SFX Concerts, Inc.
SFX Entertainment, Inc.
SFX Network Group, LLC
Shoreline Amphitheatre Ltd.
Shoreline Amphitheatre Partners
SM/PACE, Inc.
Southeast Ticketing Company
Sunshine Concerts, LLC

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Sunshine Designs, Inc.
Sunshine Designs, LP
Suntex Acquisition, Inc.
Suntex Acquisition, LP
Touring Productions, Inc.
Tuneful Company, Inc.
Westbury Music Fair, LLC
Wolfgang Records



Dated:  April 16, 1998

       /s/  Michael G. Ferrel
     ---------------------------
            Michael G. Ferrel